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EXHIBIT 31.2

CERTIFICATION

I, Jana Ahlfinger Bell, certify that:

  1.
  I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of EF Johnson Technologies, Inc.; and

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2010

By:	/s/ JANA AHLFINGER BELL Jana Ahlfinger Bell Chief Financial Officer

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  EXHIBIT 31.2
CERTIFICATION